Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2018 FINANCIAL RESULTS

ROLLING MEADOWS, IL, May 1, 2018 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended March 31, 2018. Management will host a webcast conference call to discuss these results on Tuesday, May 1, 2018 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 8. A new revenue recognition accounting standard was adopted as of January 1, 2018, using the full retrospective method to restate each prior reporting period presented. Accordingly, all 2017 amounts have been restated from previously reported information.

Summary of Financial Results – First Quarter

Reconciliations of non-GAAP measures begin on page 2

(Dollars in millions, except per share data)	1st Q 2018		1st Q 2017		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$1,195.6	$1,192.7	$1,084.9	$1,107.8	10%	8%
Organic revenues		$1,143.6		$1,090.4		4.9%
Net earnings	$239.2		$179.6		33%
Net earnings margin	20.0%		16.6%		+346 bpts
Adjusted EBITDAC		$415.2		$380.2		9%
Adjusted EBITDAC margin		34.8%		34.3%		+49 bpts
Diluted net earnings per share	$1.26	$1.30	$0.96	$1.03	31%	26%

Risk Management Segment
Revenues before reimbursements	$195.1	$195.1	$176.8	$178.1	10%	10%
Organic revenues		$191.7		$178.0		7.7%
Net earnings	$15.9		$13.8		15%
Net earnings margin (before reimbursements)	8.2%		7.8%		+34 bpts
Adjusted EBITDAC		$32.1		$30.6		5%
Adjusted EBITDAC margin (before reimbursements)		16.5%		17.2%		-73 bpts
Diluted net earnings per share	$0.09	$0.09	$0.08	$0.08	13%	13%

Corporate Segment
Diluted net earnings per share	$0.13	$0.13	$0.23	$0.26	-43%	-50%

Total Company
Diluted net earnings per share	$1.48	$1.52	$1.27	$1.37	17%	11%

“We had an excellent start to 2018. During the first quarter we delivered strong total revenue growth, excellent organic revenue growth, steady growth from our tuck-in M&A strategy and continued margin expansion,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Most importantly, our unique culture is thriving around the world, demonstrated by being selected as a World’s Most Ethical Company for the seventh year in a row, by the Ethisphere Institute. Organic growth in a moderately improving insurance market, M&A growth, margin expansion, and a culture that promotes team work, professionalism and a dedication to delivering the very best service - I believe we are very well positioned for the remainder of 2018 and beyond.”

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Quarter Ended March 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

	Revenues Before						Diluted Net
	Reimbursements		Net Earnings		EBITDAC		Earnings Per Share
Segment	1st Q 18	1st Q 17	1st Q 18	1st Q 17	1st Q 18	1st Q 17	1st Q 18	1st Q 17	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,195.6	$1,084.9	$239.2	$179.6	$407.8	$366.8	$1.26	$0.96
Gains on book sales	(2.9)	(1.4)	(2.2)	(1.0)	(2.9)	(1.4)	(0.01)	—
Acquisition integration	—	—	—	2.0	—	2.9	—	0.01
Workforce & lease termination	—	—	5.7	2.7	7.6	3.9	0.03	0.02
Acquisition related adjustments	—	—	3.9	6.2	2.7	2.3	0.02	0.03
Levelized foreign currency translation	—	24.3	—	2.3	—	5.7	—	0.01

Brokerage, as adjusted *	1,192.7	1,107.8	246.6	191.8	415.2	380.2	1.30	1.03

Risk Management, as reported	195.1	176.8	15.9	13.8	31.9	30.2	0.09	0.08
Workforce & lease termination	—	—	0.2	0.1	0.2	0.2	—	—
Acquisition related adjustments	—	—	(0.1)	—	—	—	—	—
Levelized foreign currency translation	—	1.3	—	0.1	—	0.2	—	—

Risk Management, as adjusted *	195.1	178.1	16.0	14.0	32.1	30.6	0.09	0.08

Corporate, as reported	412.2	351.6	30.9	48.6	(59.9)	(61.9)	0.13	0.23
Litigation settlement	—	—	—	4.4	—	5.5	—	0.02
Home office lease termination/move	—	—	—	2.4	—	4.0	—	0.01

Corporate, as adjusted *	412.2	351.6	30.9	55.4	(59.9)	(52.4)	0.13	0.26

Total Company, as reported	$1,802.9	$1,613.3	$286.0	$242.0	$379.8	$335.1	$1.48	$1.27	17%

Total Company, as adjusted *	$1,800.0	$1,637.5	$293.5	$261.2	$387.4	$358.4	$1.52	$1.37	11%

Total Brokerage & Risk
Management, as reported	$1,390.7	$1,261.7	$255.1	$193.4	$439.7	$397.0	$1.35	$1.04	30%

Total Brokerage & Risk
Management, as adjusted *	$1,387.8	$1,285.9	$262.6	$205.8	$447.3	$410.8	$1.39	$1.11	25%

*	For first quarter 2018, the pretax impact of the Brokerage segment adjustments totals $9.8 million, with a corresponding adjustment to the provision for income taxes of $2.4 million relating to these items. The pretax impact of the Risk Management segment adjustments totals $0.1 million, with no corresponding adjustment to the provision for income taxes relating to these items. A detailed reconciliation of the 2018 and 2017 provision (benefit) for income taxes is shown on pages 12 and 13.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	1st Q 18	1st Q 17	Change
Base Commissions and Fees
Commissions and fees, as reported	$1,092.6	$989.0	10.5%
Less commissions and fees from acquisitions	(34.7)	—
Less disposed of operations	—	(4.4)
Levelized foreign currency translation	—	22.0

Organic base commissions and fees	$1,057.9	$1,006.6	5.1%

Supplemental Revenues
Supplemental revenues, as reported	$52.0	$47.3	9.9%
Less supplemental revenues from acquisitions	(0.5)	—
Less disposed of operations	—	—
Levelized foreign currency translation	—	1.2

Organic supplemental revenues	$51.5	$48.5	6.2%

Contingent Revenues
Contingent revenues, as reported	$34.9	$35.0	-0.3%
Less contingent revenues from acquisitions	(0.7)	—
Less disposed of operations	—	—
Levelized foreign currency translation	—	0.3

Organic contingent revenues	$34.2	$35.3	-3.1%

Total reported commissions, fees, supplemental revenues and contingent revenues	$1,179.5	$1,071.3	10.1%
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(35.9)	—
Less disposed of operations	—	(4.4)
Levelized foreign currency translation	—	23.5

Total organic commissions, fees, supplemental revenues and contingent revenues	$1,143.6	$1,090.4	4.9%

Acquisition Activity	1st Q 18	1st Q 17
Number of acquisitions closed *	6	12
Estimated annualized revenues acquired (in millions)	$26.7	$62.5

*	In the first quarter of 2018, Gallagher issued 93,000 shares for tax-free exchange mergers and repurchased 175,000 shares.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		1st Q 18	1st Q 17
Compensation expense, as reported		$625.4	$568.6
Acquisition integration		—	(1.1)
Workforce and lease termination related charges		(3.9)	(3.5)
Acquisition related adjustments		(2.7)	(2.3)
Levelized foreign currency translation		—	15.2

Compensation expense, as adjusted		$618.8	$576.9

Reported compensation expense ratios using reported revenues on page 2	*	52.3%	52.4%

Adjusted compensation expense ratios using adjusted revenues on page 2	*	51.9%	52.1%

*  Reported first quarter compensation ratio was 0.1 pts lower than the same period in 2017. Adjusted first quarter compensation ratio was 0.2 pts lower than the same period in 2017. All items were essentially consistent with the prior period.

Operating Expense and Ratios		1st Q 18	1st Q 17
Operating expense, as reported		$162.4	$149.5
Acquisition integration		—	(1.8)
Workforce and lease termination related charges		(3.7)	(0.4)
Levelized foreign currency translation		—	3.4

Operating expense, as adjusted		$158.7	$150.7

Reported operating expense ratios using reported revenues on page 2	*	13.6%	13.8%

Adjusted operating expense ratios using adjusted revenues on page 2	**	13.3%	13.6%

*  Reported first quarter operating expense ratio was 0.2 pts lower than the same period in 2017. This ratio was primarily impacted by lesser integration costs and savings in professional fees, partially offset by a non-cash lease termination charge related to the consolidation of a number of office locations.

**Adjusted first quarter operating expense ratio was 0.3 pts lower than the same period in 2017. This ratio was primarily impacted by savings in professional fees.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	1st Q 18	1st Q 17	Change
Net earnings, as reported	$239.2	$179.6	33.2%
Provision for income taxes	79.7	96.9
Depreciation	14.8	14.9
Amortization	66.9	63.6
Change in estimated acquisition earnout payables	7.2	11.8

EBITDAC	407.8	366.8	11.2%
Gains from books of business sales	(2.9)	(1.4)
Acquisition integration	—	2.9
Workforce and lease termination related charges	7.6	3.9
Acquisition related adjustments	2.7	2.3
Levelized foreign currency translation	—	5.7

EBITDAC, as adjusted	$415.2	$380.2	9.2%

Net earnings margin, as reported using reported revenues on page 2	20.0%	16.6%	+346 bpts

EBITDAC margin, as adjusted using adjusted revenues on page 2	34.8%	34.3%	+49 bpts

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	1st Q 18	1st Q 17	Change
Fees	$193.3	$175.6	10.1%
International performance bonus fees	1.6	1.1

Fees as reported	194.9	176.7	10.3%
Less fees from acquisitions	(3.2)	—
Levelized foreign currency translation	—	1.3

Organic fees	$191.7	$178.0	7.7%

Compensation Expense and Ratios		1st Q 18	1st Q 17
Compensation expense, as reported		$119.0	$108.2
Workforce and lease termination related charges		(0.1)	(0.2)
Levelized foreign currency translation		—	0.8

Compensation expense, as adjusted		$118.9	$108.8

Reported compensation expense ratios using reported revenues (before reimbursements) on page 2	*	61.0%	61.2%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on page 2	*	60.9%	61.1%

*	Reported first quarter compensation ratio was 0.2 pts lower than the same period in 2017. Adjusted first quarter compensation ratio was 0.2 pts lower than the same period in 2017. Both ratios were primarily impacted by savings in base and incentive compensation, and employee benefits.

Operating Expense and Ratios		1st Q 18	1st Q 17
Operating expense, as reported		$44.2	$38.4
Workforce and lease termination related charges		(0.1)	—
Levelized foreign currency translation		—	0.3

Operating expense, as adjusted		$44.1	$38.7

Reported operating expense ratios using reported revenues (before reimbursements) on page 2	*	22.7%	21.7%

Adjusted operating expense ratios using adjusted revenues (before reimbursements) on page 2	*	22.6%	21.7%

*	Reported first quarter operating expense ratio was 1.0 pts higher than the same period in 2017. Adjusted first quarter operating expense ratio was 0.9 pts higher than the same period in 2017. Both ratios were impacted by an adverse make-whole settlement of approximately $1.5 million and higher technology costs.

Net Earnings to Adjusted EBITDAC (Non-GAAP)		1st Q 18	1st Q 17	Change
Net earnings, as reported		$15.9	$13.8	15.2%
Provision for income taxes		5.7	8.3
Depreciation		8.8	7.4
Amortization		1.3	0.7
Change in estimated acquisition earnout payables		0.2	—

EBITDAC		31.9	30.2	5.6%
Workforce and lease termination related charges		0.2	0.2
Levelized foreign currency translation		—	0.2

EBITDAC, as adjusted		$32.1	$30.6	4.9%

Net earnings margin, as reported using reported revenues (before reimbursements) on page 2		8.2%	7.8%	+34 bpts

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on page 2	*	16.5%	17.2%	-73 bpts

*	Adjusted EBITDAC margin for first quarter 2018 would have been 17.2% excluding the operating expense item discussed above.

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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

	2018			2017
	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests
1st Quarter
Interest and banking costs	$(32.5)	$8.5	$(24.0)	$(30.7)	$12.3	$(18.4)
Clean energy related (1)	(56.9)	109.4	52.5	(51.1)	114.2	63.1
Acquisition costs	(2.0)	0.3	(1.7)	(2.7)	0.7	(2.0)
Corporate	(13.5)	17.0	3.5	(11.8)	17.7	5.9
Impact of U.S. tax reform	(0.6)	(6.1)	(6.7)	—	—	—
Litigation settlement	—	—	—	(5.5)	1.1	(4.4)
Home office lease termination/move	—	—	—	(4.0)	1.6	(2.4)

Reported 1st quarter	(105.5)	129.1	23.6	(105.8)	147.6	41.8
Litigation settlement	—	—	—	5.5	(1.1)	4.4
Home office lease termination/move	—	—	—	4.0	(1.6)	2.4

Adjusted 1st quarter	$(105.5)	$129.1	$23.6	$(96.3)	$144.9	$48.6

(1)	Pretax earnings for the first quarter are presented net of amounts attributable to noncontrolling interests of $7.3 million in 2018 and $6.8 million in 2017.

Interest and banking costs and debt - At March 31, 2018, Gallagher had $2,798.0 million of borrowings from private placements, $360.0 million of short-term borrowings under its line of credit facility and $121.0 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations.

Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation and other corporate level activities.

Litigation Settlement - During the third quarter of 2015, Gallagher settled litigation against certain former U.K. executives and their advisors for a pretax gain of $31.0 million ($22.3 million net of costs and taxes). Incremental expenses that arose in connection with this matter resulted in quarterly after-tax charges being incurred through June 30, 2017. No such charges were incurred in this segment in the first quarter of 2018.

Home Office Lease Termination/Move - During first quarter 2017, Gallagher relocated its corporate office headquarters to a nearby suburb of Chicago. No such charges were incurred in this segment in the first quarter of 2018.

Impact of U.S. Tax Reform - In the fourth quarter of 2017, new tax legislation was enacted in the U.S., which among other changes lowered the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. The ultimate impact of the new tax legislation will likely differ from our estimates made in fourth quarter of 2017, due to, among other things, changes in interpretations and assumptions Gallagher has made or additional regulatory or accounting guidance that may be issued with respect to the new tax legislation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended March 31, 2018 and 2017 was (18.0)% and (21.2)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits earned and the impact of the income tax benefit of stock compensation in the first quarter of 2018.

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Webcast Conference Call

Gallagher will host a webcast conference call on Tuesday, May 1, 2018 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Rolling Meadows, Illinois, has operations in 33 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Impact of New Revenue Recognition Accounting Standard

A new revenue recognition accounting standard was adopted as of January 1, 2018, using the full retrospective method to restate each prior reporting period presented. The cumulative effect of the adoption was recognized as an increase to retained earnings of $125.3 million on January 1, 2016. The impact of the adoption of the new guidance resulted in changes to our accounting policies for revenue recognition, trade and other receivables, deferred contract costs and deferred revenues. The primary impacts of the new standard to our segments are anticipated to be as follows:

With respect to the Brokerage segment, the adoption of the new standard had a material impact on the presentation of our results of operations in certain quarters due to timing changes in the recognition of certain revenue and expenses. As a result, we reported a different seasonality with respect to quarterly results after the adoption of the new standard, with a shift in the timing of revenue recognized from the second, third and fourth quarters, to the first quarter.

With respect to the Risk Management segment, under the new standard, when we have the obligation to adjust claims until closure, and are compensated on a per claim basis, we record the full amount of the claim revenue upon notification of the claim and defer certain revenues to reflect delivery of services over the claim handling period. When our obligation is to provide claims services throughout a contract period, we recognize revenue ratably across that contract period. As such, the net impact of the new guidance requires greater initial revenue deferral and recognition over a longer period of time than under our previous accounting policies.

With respect to the Corporate segment, the timing related to recognition of revenue remains substantially unchanged. While there is no material impact on our annual after tax earnings, there is a material change to our after tax earnings in the interim quarterly periods, as income tax credits are recognized based on our quarterly consolidated pretax earnings patterns.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the impact of tax reform on our results and clean energy investments; (ii) the impact of a new revenue recognition accounting standard; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment and the state of insurance markets; and (v) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in our understanding of, or new IRS guidance relating to, tax reform; changes in worldwide and national economic conditions; changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; and our actual experience implementing the new revenue recognition accounting standard.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

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Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. See further below for definitions and the reason each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, beginning in first quarter 2017, Gallagher makes determinations regarding certain elements of executive officer compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See page 12 for a reconciliation of the adjustments made to income taxes.

•	Adjusted revenues and expenses - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), compensation expense and operating expense, respectively, each adjusted to exclude the following:

•	Net gains realized from sales of books of business, which are primarily net proceeds received related to sales of books of business and other divestiture transactions.

•	Acquisition integration costs, which include costs related to certain of our large acquisitions, outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

•	The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•	EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues. These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and, for the overall business, provide a meaningful way to measure its financial performance on an ongoing basis.

•	Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

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•	Adjusted EPS for the Brokerage and Risk Management segments - Net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in base commission and fee revenue organic growth excludes the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 10 and 11), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on page 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4 and 5, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can also be found in the “Supplemental Quarterly Data” available at ajg.com/IR.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 1st Qtr Ended March 31,

(Unaudited - in millions except per share, percentage and workforce data)

Brokerage Segment	1st Q Ended Mar 31, 2018	1st Q Ended Mar 31, 2017 As Restated*
Commissions	$839.4	$760.7
Fees	253.2	228.3
Supplemental revenues	52.0	47.3
Contingent revenues	34.9	35.0
Investment income and gains realized on books of business sales	16.1	13.6

Total revenues	1,195.6	1,084.9

Compensation	625.4	568.6
Operating	162.4	149.5
Depreciation	14.8	14.9
Amortization	66.9	63.6
Change in estimated acquisition earnout payables	7.2	11.8

Expenses	876.7	808.4

Earnings before income taxes	318.9	276.5
Provision for income taxes	79.7	96.9

Net earnings	239.2	179.6
Net earnings attributable to noncontrolling interests	5.0	6.4

Net earnings attributable to controlling interests	$234.2	$173.2

EBITDAC
Net earnings	$239.2	$179.6
Provision for income taxes	79.7	96.9
Depreciation	14.8	14.9
Amortization	66.9	63.6
Change in estimated acquisition earnout payables	7.2	11.8

EBITDAC	$407.8	$366.8

Risk Management Segment	1st Q Ended Mar 31, 2018	1st Q Ended Mar 31, 2017 As Restated*
Fees	$194.9	$176.7
Investment income	0.2	0.1

Revenues before reimbursements	195.1	176.8
Reimbursements	34.8	33.1

Total revenues	229.9	209.9

Compensation	119.0	108.2
Operating	44.2	38.4
Reimbursements	34.8	33.1
Depreciation	8.8	7.4
Amortization	1.3	0.7
Change in estimated acquisition earnout payables	0.2	—

Expenses	208.3	187.8

Earnings before income taxes	21.6	22.1
Provision for income taxes	5.7	8.3

Net earnings	15.9	13.8
Net earnings attributable to noncontrolling interests	—	—

Net earnings attributable to controlling interests	$15.9	$13.8

EBITDAC
Net earnings	$15.9	$13.8
Provision for income taxes	5.7	8.3
Depreciation	8.8	7.4
Amortization	1.3	0.7
Change in estimated acquisition earnout payables	0.2	—

EBITDAC	$31.9	$30.2

*	Restated for the adoption of ASC 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 8 of 13.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 1st Qtr Ended March 31,

(Unaudited - in millions except share and per share data)

Corporate Segment	1st Q Ended Mar 31, 2018	1st Q Ended Mar 31, 2017 As Restated*
Revenues from consolidated clean coal facilities	$400.5	$340.3
Royalty income from clean coal licenses	12.2	11.9
Loss from unconsolidated clean coal facilities	(0.5)	(0.4)
Other net losses	—	(0.2)

Total revenues	412.2	351.6

Cost of revenues from consolidated clean coal facilities	431.2	366.9
Compensation	31.4	35.0
Operating	9.5	11.6
Interest	31.3	29.9
Depreciation	7.0	7.2

Expenses	510.4	450.6

Loss before income taxes	(98.2)	(99.0)
Benefit for income taxes	(129.1)	(147.6)

Net earnings	30.9	48.6
Net earnings attributable to noncontrolling interests	7.3	6.8

Net earnings attributable to controlling interests	$23.6	$41.8

EBITDAC
Net earnings	$30.9	$48.6
Benefit for income taxes	(129.1)	(147.6)
Interest	31.3	29.9
Depreciation	7.0	7.2

EBITDAC	$(59.9)	$(61.9)

Total Company	1st Q Ended Mar 31, 2018	1st Q Ended Mar 31, 2017 As Restated*
Commissions	$839.4	$760.7
Fees	448.1	405.0
Supplemental revenues	52.0	47.3
Contingent revenues	34.9	35.0
Investment income and gains realized on books of business sales	16.3	13.7
Revenues from clean coal activities	412.2	351.8
Other net losses - Corporate	—	(0.2)

Revenues before reimbursements	1,802.9	1,613.3
Reimbursements	34.8	33.1

Total revenues	1,837.7	1,646.4

Compensation	775.8	711.8
Operating	216.1	199.5
Reimbursements	34.8	33.1
Cost of revenues from clean coal activities	431.2	366.9
Interest	31.3	29.9
Depreciation	30.6	29.5
Amortization	68.2	64.3
Change in estimated acquisition earnout payables	7.4	11.8

Expenses	1,595.4	1,446.8

Earnings before income taxes	242.3	199.6
Benefit for income taxes	(43.7)	(42.4)

Net earnings	286.0	242.0
Net earnings attributable to noncontrolling interests	12.3	13.2

Net earnings attributable to controlling interests	$273.7	$228.8

Diluted net earnings per share	$1.48	$1.27

Dividends declared per share	$0.41	$0.39

EBITDAC
Net earnings	$286.0	$242.0
Benefit for income taxes	(43.7)	(42.4)
Interest	31.3	29.9
Depreciation	30.6	29.5
Amortization	68.2	64.3
Change in estimated acquisition earnout payables	7.4	11.8

EBITDAC	$379.8	$335.1

*	Restated for the adoption of ASC 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 8 of 13.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Mar 31, 2018	Dec 31, 2017 As Restated*
Cash and cash equivalents	$697.9	$681.2
Restricted cash	1,410.8	1,623.8
Premiums and fees receivable	5,675.4	4,082.8
Other current assets	749.2	881.6

Total current assets	8,533.3	7,269.4
Fixed assets - net	424.2	412.2
Deferred income taxes (includes tax credit carryforwards of $732.0 in 2018 and $683.3 in 2017)	708.4	851.6
Other noncurrent assets	585.7	567.1
Goodwill	4,236.3	4,164.8
Amortizable intangible assets - net	1,639.6	1,644.6

Total assets	$16,127.5	$14,909.7

Premiums payable to underwriting enterprises	$6,071.3	$4,986.0
Accrued compensation and other current liabilities	799.7	947.8
Deferred revenue - current	390.4	355.3
Premium financing debt	121.0	151.1
Corporate related borrowings - current	360.0	290.0

Total current liabilities	7,742.4	6,730.2
Corporate related borrowings - noncurrent	2,792.1	2,691.9
Deferred revenue - noncurrent	74.8	75.3
Other noncurrent liabilities	933.7	1,112.6

Total liabilities	11,543.0	10,610.0

Stockholders’ equity:
Common stock - issued and outstanding	182.1	181.0
Capital in excess of par value	3,405.3	3,388.2
Retained earnings	1,426.7	1,221.8
Accumulated other comprehensive loss	(499.5)	(555.4)

Total controlling interests stockholders’ equity	4,514.6	4,235.6
Noncontrolling interests	69.9	64.1

Total stockholders’ equity	4,584.5	4,299.7

Total liabilities and stockholders’ equity	$16,127.5	$14,909.7

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

OTHER INFORMATION	1st Q Ended Mar 31, 2018	1st Q Ended Mar 31, 2017
Basic weighted average shares outstanding (000s)	181,466	178,890
Diluted weighted average shares outstanding (000s)	184,953	180,591
Number of common shares outstanding at end of period (000s)	182,075	179,514
Workforce at end of period (includes acquisitions):
Brokerage	20,427	19,116
Risk Management	5,983	5,470
Total Company	27,327	25,284

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
1st Q Ended Mar 31, 2018
Brokerage, as reported	$318.9	$79.7	$239.2	$5.0	$234.2	$1.26
Gains on book sales	(2.9)	(0.7)	(2.2)	—	(2.2)	(0.01)
Workforce & lease termination	7.6	1.9	5.7	—	5.7	0.03
Acquisition related adjustments	5.1	1.2	3.9	—	3.9	0.02

Brokerage, as adjusted	$328.7	$82.1	$246.6	$5.0	$241.6	$1.30

Risk Management, as reported	$21.6	$5.7	$15.9	$—	$15.9	$0.09
Workforce & lease termination	0.2	—	0.2	—	0.2	—
Acquisition related adjustments	(0.1)	—	(0.1)	—	(0.1)	—

Risk Management, as adjusted	$21.7	$5.7	$16.0	$—	$16.0	$0.09

*	Restated for the adoption of ASC 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 8 of 13.

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Reconciliation of Non-GAAP Measures—Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
1st Q Ended Mar 31, 2017—As Restated*
Brokerage, as reported	$276.5	$96.9	$179.6	$6.4	$173.2	$0.96
Gains on book sales	(1.4)	(0.4)	(1.0)	—	(1.0)	—
Acquisition integration	2.9	0.9	2.0	—	2.0	0.01
Workforce & lease termination	3.9	1.2	2.7	—	2.7	0.02
Acquisition related adjustments	9.0	2.8	6.2	—	6.2	0.03
Levelized foreign currency translation	3.4	1.1	2.3	—	2.3	0.01

Brokerage, as adjusted	$294.3	$102.5	$191.8	$6.4	$185.4	$1.03

Risk Management, as reported	$22.1	$8.3	$13.8	$—	$13.8	$0.08
Workforce & lease termination	0.2	0.1	0.1	—	0.1	—
Levelized foreign currency translation	0.2	0.1	0.1	—	0.1	—

Risk Management, as adjusted	$22.5	$8.5	$14.0	$—	$14.0	$0.08

Corporate, as reported	$(99.0)	$(147.6)	$48.6	$6.8	$41.8	$0.23
Litigation settlement	5.5	1.1	4.4	—	4.4	0.02
Home office lease termination / move	4.0	1.6	2.4	—	2.4	0.01

Corporate, as adjusted	$(89.5)	$(144.9)	$55.4	$6.8	$48.6	$0.26

*	Restated for the adoption of ASC 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 8 of 13.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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